Exhibit 99.1

NEWS RELEASE

RAMBUS ANNOUNCES AUDIT COMMITTEE INVESTIGATION OF

HISTORICAL OPTION GRANTING PRACTICES

LOS ALTOS, Calif. – May 30, 2006 – Rambus Inc. (Nasdaq:RMBS) today announced that the Audit Committee of the Company’s Board of Directors has commenced an internal investigation of the timing of past option grants and other potentially related issues. The Audit Committee expects to focus primarily on options issued in or before 2003 and will be assisted by outside legal and accounting experts.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip interfaces. Since its founding in 1990, the company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan and Taiwan. Additional information is available at www.rambus.com.

RMBSFN

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Press Contact:

Linda Ashmore

Rambus Public Relations

(650) 947-5411

lashmore@rambus.com

Nicole Noutsious

Rambus Investor Relations

(510) 451-2952

nicole@nmnadvisors.com